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                                                                   EXHIBIT 10.22

                             STOCK OPTION AGREEMENT

         This Stock Option Agreement, dated as of September 24, 2001 (the "Grant Date"), is entered into by Raining Data Corporation f/k/a Omnis Technology Corporation, a Delaware corporation (the "Company"), and Carlton Baab ("you" or "your").

         For the following mutual undertakings and for other good and valuable consideration, the Company and you agree as follows:

         1. Grant. The Company grants you a stock option to purchase up to One Million (1,000,000) shares of the common stock of the Company during the term hereof, at an option exercise price of $1.55 per share (the "Option"). The Option shall vest ratably on a daily basis over a period of six (6) months from the date hereof, and shall cease to vest upon your termination of employment with the Company for any reason.

         2. Method of Exercise. You can exercise this option by providing written notice of exercise and by paying the exercise price to the Company in
(a) cash, (b) shares of common stock of the Company having a Fair Market Value equal to the exercise price on the exercise date (but only to the extent that such exercise of the Option would not result in an accounting compensation charge with respect to the shares used to pay the exercise price) or (c) payment through a broker-dealer sale and remittance procedure pursuant to which you (i) shall provide written instructions to a Company designated brokerage firm to effect the immediate sale of some or all of the purchased shares and remit to the Company, out of the sale proceeds available on the settlement date, sufficient funds to cover the aggregate exercise price payable for the purchased shares and (ii) shall provide written directives to the Company to deliver the certificates for the purchased shares directly to such brokerage firm in order to complete the sale transaction. You will be subject to reasonable limitations on the number of requested exercises during any monthly or weekly period as determined by the administrator of the Plan. The Company is not required to issue fractional shares. You will have no rights as a stockholder until this option is exercised.

         3. Option Term. The term of this option is ten (10) years from the Grant Date and terminates for all purposes on September 23, 2011; provided however that this option shall terminate two (2) years after the date of your termination of employment with the Company for any reason.

         4. Transferability. This option is not transferable or assignable by you other than upon your death by will or the laws of descent and distribution; provided however that you may transfer this option to an inter vivos or testamentary trust for passing to beneficiaries upon your death, or by gift to your Immediate Family (as defined below). With these exceptions this option may be exercised solely by you during your lifetime. All terms of the option still apply in the event of a permitted transfer.


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         5. Plan. This option is being granted to you under the Raining Data
Corporation 1999 Stock Option Plan (the "Plan"). Defined or capitalized terms used in this agreement and not otherwise defined herein shall have the meanings given them in the Plan.

         6. Termination on Corporate Transaction; Acceleration; Assumption. Notwithstanding any contrary provision hereof, effective upon the consummation of a Corporate Transaction (as defined below), this Option shall terminate unless the Option is assumed by the successor corporation or parent thereof in connection with such Corporate Transaction; provided that, immediately prior to the effective date of the Corporate Transaction, this Option shall vest as to all then unvested shares covered by this Option. The Company shall give you reasonable notice of a Corporate Transaction to enable you to exercise this Option prior to the effective date of the Corporate Transaction to the extent this Option is then exercisable in accordance with the terms of this Option Agreement.

         7. Tax Status. This option is a Nonincentive Option. This option is not intended to qualify as an Incentive Option within the meaning of Section 422 of the Internal Revenue Code of 1986, as amended, and therefore you may be subject to adverse tax consequences upon the exercise of the Option. You should consult with your professional advisors concerning the tax effects of this option and its exercise. On exercise of a Nonincentive Option, you will be treated as having received compensation income (taxable at ordinary income tax rates) equal to the excess, if any, of the fair market value of the shares on the date of exercise over the exercise price. If you are an employee or a former employee, the Company may be required to withhold from your compensation or collect from you and pay to the applicable taxing authorities an amount in cash equal to a percentage of this compensation income at the time of exercise, and may refuse to honor the exercise and refuse to deliver shares if such withholding amounts are not delivered at the time of exercise. If shares obtained upon the exercise of a Nonincentive Option are held for more than one year, any gain realized on disposition of the shares will be treated as long-term capital gain for federal income tax purposes and subject to tax at a maximum rate of 20%.

         8. State of Residence. You represent that you are a resident of the State of California.

         9. Tax Withholding. You agree to satisfy all applicable foreign, federal, state and local income and employment tax withholding obligations, including without limitation such other tax obligations incident to the receipt of the shares issuable upon exercise of the Option. Upon exercise of all or any part of this option, the Company or your employer may offset or withhold (from any amount owed by the Company or your employer to you) or collect from you or your employer an amount sufficient to satisfy such tax obligations and/or the employer's withholding obligations.

         10. Authority. This agreement has been duly executed and delivered by each of us and constitutes the legally binding agreement and obligation of each party and is enforceable in accordance with its terms.

         11. Definitions.

                  a. "Corporate Transaction" means the occurrence of any of the following events:


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                           (i) Any "person" (as such term is used in Sections
                  13(d) and 14(d) of the Securities Exchange Act of 1934, as amended) (but excluding Astoria Capital Partners, L.P. or any affiliate thereof) is or becomes the "beneficial owner" (as defined in Rule 13d-3 under said Act), directly or indirectly, of securities of the Company representing 50% or more of the total voting power represented by the Company's then outstanding voting securities; or

                           (ii) The consummation of (i) a merger or
                  consolidation of the Company with any other entity, other than a merger or consolidation which would result in the voting securities of the Company outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity or the entity that controls the Company or such surviving entity) at least fifty percent (50%) of the total voting power represented by the voting securities of the Company or such surviving entity or the entity that controls the Company or such surviving entity outstanding immediately after such merger or consolidation, or (ii) the sale or disposition by the Company of all or substantially all the Company's assets; or

                           (iii) The stockholders approve a plan of complete
                  liquidation of the Company.

                  b. "Immediate Family" means any child, stepchild, grandchild, parent, stepparent, grandparent, spouse, former spouse, sibling, niece, nephew, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother-in-law, or sister-in-law, including adoptive relationships, any person sharing your household (other than a tenant or employee), a trust in which these persons (or you) have more than fifty percent (50%) of the beneficial interest, a foundation in which these persons (or you) control the management of assets, and any other entity in which these persons (or you) own more than fifty percent (50%) of the voting interests.

         12. In General.

                  a. This agreement benefits and binds each of us and our respective successors and assigns, subject to the foregoing restrictions on assignment.

                  b. Nothing in this Agreement is intended to or does alter your at-will employment status. You agree that the Company has the right to terminate your employment at any time, with or without advance notice, and with or without cause.

                  c. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

                  d. This is our entire agreement relating to the option granted herein and supersedes in its entirety all prior or contemporaneous agreements, representations or warranties. Any amendment or waiver of this agreement must be in writing and signed by both parties.


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                  e. This agreement is governed by California law without
reference to conflicts of law principles. If any provision of this agreement is deemed invalid or unlawful or unenforceable by the final decision of a court of competent jurisdiction, then the remaining provisions of this agreement will remain in full force and effect.

                  f. Section headings are not part of our agreement. References to the plural include the singular and the singular the plural, and each gender includes all other genders.

                                 AGREED:

                                 RAINING DATA CORPORATION f/k/a
                                 OMNIS TECHNOLOGY CORPORATION

                                 By:     /s/ Scott K. Anderson, Jr.
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                                       Scott K. Anderson, Jr., Secretary



                                         /s/ Carlton H. Baab
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                                       CARLTON BAAB



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